Exhibit 10.3

AMENDMENT NO. 4

TO

LOAN AND SECURITY AGREEMENT

AND CONSENT

           THIS AMENDMENT NO. 4 AND CONSENT ("Amendment No. 4 and Consent") is entered into as of April 18, 2002 by and between SYSTEMAX INC., a corporation organized under the laws of the State of Delaware ("SYX"), SYSTEMAX MANUFACTURING INC. (formerly known as Midwest Micro Corp.), a corporation organized under the laws of the State of Delaware ("SMI"), GLOBAL COMPUTER SUPPLIES INC. (successor by merger to Continental Dynamics Corp.), a corporation organized under the laws of the State of New York ("GCS"), GLOBAL EQUIPMENT COMPANY, INC., a corporation organized under the laws of the State of New York ("GEC"), TIGER DIRECT, INC., a corporation organized under the laws of the State of Florida ("Tiger"), DARTEK CORPORATION, a corporation organized under the laws of the State of Delaware ("Dartek"), NEXEL INDUSTRIES, INC., a corporation organized under the laws of the State of New York ("NII"), MISCO AMERICA INC., a corporation organized under the laws of the State of Delaware ("Misco"), SYSTEMAX RETAIL SALES INC., a corporation organized under the laws of the State of Delaware ("SRS"), PAPIER CATALOGUES, INC., a corporation organized under the laws of the State of New York ("PCI"), CATALOG DATA SYSTEMS, INC., a corporation organized under the laws of the State of New York ("CDS"), MILLENNIUM FALCON CORP., a corporation organized under the laws of the State of Delaware ("MFC"), TEK SERV INC., a corporation organized under the laws of the State of Delaware ("TSI"), B.T.S.A., Inc., a corporation organized under the laws of the State of New York ("BTSA") and KEYBOARDMALL.COM INC., a corporation organized under the laws of the State of Delaware ("KMC") (SYX, SMI, GCS, GEC, Tiger, Dartek, NII, Misco, SRS, PCI, CDS, MFC, TSI, BTSA and KMC, each a "Borrower" and jointly and severally the "Borrowers"), the lenders who are parties to the Loan Agreement, as defined herein ("Lenders") and JPMORGAN CHASE BANK, formerly known as The Chase Manhattan Bank, as agent for the Lenders ("Agent").

BACKGROUND

           Borrowers, Agent and Lenders are parties to a Loan and Security Agreement dated as of June 13, 2001 (as amended by Amendment No. 1 to Loan and Security Agreement dated as of September 1, 2001, Amendment No. 2 to Loan and Security Agreement and Consent dated as of December 13, 2001 and Amendment No. 3 to Loan and Security Agreement dated as of December 20, 2001, and as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which the Lenders provide Borrowers with certain financial accommodations.

           Borrowers have informed Agent and Lenders that Systemax Suwanee LLC ("SSLLC") has been formed as a Delaware limited liability company, all of the membership interests of which are held by SYX. In accordance with Section 7.12(b) of the Loan Agreement, SSLLC will enter into a Guaranty of the Obligations in the form annexed hereto as Exhibit A and SYX will enter into a new Pledge Agreement in the form annexed hereto as Exhibit B pursuant to which all of the membership interests of SYX in SSLLC will be pledged to Agent as additional security for the Obligations.

           Borrowers have also informed Agent and Lenders of their desire to (a) transfer GCS' Real Property located in Suwanee, Georgia to SSLLC, together with all of the interests of GCS as landlord under that certain Standard Commercial Lease Agreement entered into by GCS on February 8, 2001 with Ryder Integrated Logistics, Inc. ("Ryder"), for cash consideration in the sum of $8,400,000, (b) have SSLLC and GCS enter into a Lease Agreement substantially in the form annexed hereto as Exhibit C pursuant to which substantially all of the premises constituting the Real Property and not presently occupied by Ryder will be leased by GCS for a monthly rental initially in the sum of $70,000, (c) have SSLLC enter into a mortgage (the "NYL Mortgage") and related documentation with New York Life Insurance Company ("NYL") pursuant to which SSLLC would obtain a loan in the sum of $8,400,000 and (d) have SYX guaranty to NYL the obligations of SSLLC to NYL which are secured by the NYL Mortgage. In connection therewith, Borrowers have requested Agent and Lenders to amend certain provisions of the Loan Agreement to reflect the foregoing and consent to such transactions. Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

           NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

          2. Amendments to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

(a) Clause (g) of the definition of Permitted Encumbrances in Section 1.2 is hereby amended and restated as follows:

Liens on the Suwanee Real Property to secure a loan in the principal amount of up to $8,400,000 on terms reasonably satisfactory to Agent

(b) Definitions of the terms "Revised Article 9". "SSLLC" and "Suwanee Real Property" are hereby added to Section 1.2 where alphabetically appropriate to read as follows:

"Revised Article 9" shall have the meaning set forth in Section 4.20 hereof.

"SSLLC" shall mean Systemax Suwanee LLC, a Delaware limited liability company, all of the membership interests of which are owned by SYX, which is a Guarantor hereunder.

"Suwanee Real Property" shall mean that certain Real Property owned by SSLLC, which is located at 120 Satellite Boulevard, Suwanee, Georgia.

(c) The definitions of the terms "Collateral", "General Intangibles" and "Receivables" are amended in their entirely to provide as follows:

"Collateral" shall mean and include all of the following assets, properties, rights and interests of each Borrower, whether now owned and existing or hereafter arising, acquired or created, and wherever located:

(a) all Receivables;

(b) all Equipment;

(c) all General Intangibles;

(d) all Inventory;

(e) all Investment Property;

(f) all Subsidiary Stock;

(g) all of each Borrower's balances, credits, deposits, accounts or moneys in each Borrower's name in the possession or control of, or in transit to, Agent or any other financial institution (including, without limitation, all sums on deposit therein from time to time and all securities, instruments and accounts in which such sums are invested from time to time);

(h) all of each Borrower's right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Borrower's contract rights, rights of payment that have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit (whether or not such Borrower, as beneficiary, has demanded or is entitled to demand payment or performance thereof), securities and money; (vi) all Commercial Tort Claims (as defined under Revised Article 9) (whether now existing or hereafter arising); (vii) if any when obtained by any Borrower, all real and personal property of third parties in which any Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (viii) any other goods, personal property or real property now owned or hereafter acquired in which any Borrower has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Borrower;

(i) all of each Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower or in which it has an interest but only to the extent of interest and provided that a security interest is permitted to be granted therein by such Borrower under applicable law or contract, provided, however, that the foregoing limitation shall not affect the security interest of Agent in any proceeds of such computer software), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e) (f) (g) and (h) of this Paragraph; and

(j) all proceeds and products of (a), (b), (c), (d), (e), (f) (g) (h) and (i) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

"General Intangibles" shall mean and include as to each Borrower all of such Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, copyright applications, design rights, permits, software, computer information, source codes, object codes, records and dates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables), all other intellectual property or proprietary rights, all rights of indemnification and all other intangible Property of every kind and nature (other than Receivables).

"Receivables" shall mean and include, as to each Borrower, all of such Borrower's accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrowers by their Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services pursuant to term contracts or otherwise or the licensing of any general intangible rights, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

(d) Section 4.1 of the Loan Agreement is amended by inserting a new sentence at the end thereof to provide as follows:

Borrowers shall promptly provide Agent with written notice of all Commercial Tort Claims as to which a Borrower is a claimant, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, Borrowers shall be deemed to hereby grant to Agent, for its benefit and for the ratable benefit of the Lenders, a security interest and lien in and to such commercial tort claims and all proceeds thereof and Agent shall be authorized to file any financing statements it deems necessary to perfect its security interest therein.

(e) The following sections are added to Article 4 of the Loan Agreement at the end thereof to provide as follows:

4.21. Filing of Financing Statements. By their signatures hereto, Borrowers hereby authorize Agent to file against Borrowers, one or more initial financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent that (a) indicate the Collateral (i) as all assets of Borrowers or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Revised Article 9, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) where Borrowers are organizations, the type of organization and any organization identification number issued to Borrowers, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.

4.22 Control of Collateral. Borrower shall at any time and from time to time, take such steps as Agent may request for Agent and Lenders to obtain "control" of any Investment Property, Deposit Accounts, Letter of Credit Rights or electronic Chattel Paper (as such terms are defined in Revised Article 9), to the extent that any of the foregoing may be proceeds of any Collateral, with any agreements establishing control to be in form and substance satisfactory to Agent and Lenders.

(f) Section 5.2 of the Loan Agreement is amended by inserting the following subsection at the conclusion thereof:

(c) Each Borrower's (i) organizational identification number issued by such Borrower's state of incorporation or organization or a statement that no such number has been issued and (ii) federal tax identification number, are listed on Schedule 5.2.

(g) Section 7.1(a) of the Loan Agreement is amended by inserting the following sentence at the end thereof:

Without limiting the foregoing, neither Borrower shall reincorporate or reorganize itself under the laws of any jurisdiction other than the laws of its state of organization as of the date hereof without the prior written consent of Agent.

(h) Schedule 7.3 to the Loan Agreement is hereby amended by adding the following Guarantee:

88.	Guaranty by Systemax Inc. in favor of New York Life Insurance Company with respect to that certain promissory note dated April 18, 2002 which note is secured by that certain Deed to Secure Debt Assignment of Leases and Rents and Security Agreement dated April 18, 2002 made by SSLLC with respect to the Suwanee Real Property.

89.	Guaranty by Systemax Inc. of obligations of GCS to SSLLC under that certain lease dated as of April 1, 2002 with respect to the Suwanee Real Property.

(i) Section 7.8 to the Loan Agreement is hereby amended by restating clause (iv) thereof as follows:

(iv) Indebtedness incurred by SSLLC consisting of mortgage financing with respect to the Suwanee Real Property in an amount not to exceed $8,400,000;

(j) Schedule 7.11 to the Loan Agreement is hereby amended by adding the following Lease:

Lease Agreement dated as of April 1, 2002 between Systemax Suwanee LLC and Global Computer Supplies Inc. for a portion of premises located at 120 Satellite Boulevard, Suwanee, Georgia

          3. Consent. Subject to satisfaction of the conditions precedent set forth in Section 4 below, Agent hereby consents to (a) the formation by Borrowers of the entity "Systemax Suwanee LLC", a Delaware limited liability company, (b) the transfer of the Suwanee Real Property from GCS to SSLLC and (c) the entering into by SYX, SSLLC and GCS of the Guarantee and Lease, respectively, as described on Schedule 7.3 and Schedule 7.11, as amended by this Amendment No. 4 and Consent.

          4. Conditions of Effectiveness. This Amendment No. 4 and Consent shall become effective as of the date upon which Agent shall have received (a) four (4) copies of this Amendment No. 4 and Consent executed by Borrowers and Required Lenders, (b) four (4) copies of a Guaranty executed by SSLLC in the form annexed hereto as Exhibit A, (c) four (4) copies of a Pledge Agreement executed by SYX relating to SSLLC in the form annexed hereto as Exhibit B executed by each of the owners thereof, along with membership certificates and membership powers, (d) four (4) copies of a Mortgagee's Consent and Waiver in the form annexed hereto as Exhibit D duly executed by each of NYL and SSLLC, (e) four copies of a Landlord's Waiver in the form annexed hereto as Exhibit E duly executed by each of GCS and SSLLC, (f) true copies of the NYL Mortgage and all related documents, instruments and letters, including without limitation all guaranties to be executed by SYX in connection therewith, each of which shall be in form and substance satisfactory to Agent and (g) an amendment and consent fee in the sum of $25,000.

          5. Release. Each Borrower hereby releases, remises, acquits and forever discharges each Lender and Agent and each Lender's and Agent's employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement or the Other Documents (all of the foregoing hereinafter called the "Released Matters"). Each Borrower acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

          6. Representations and Warranties. Borrowers hereby represent and warrant as follows:

(a) This Amendment No. 4 and Consent and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment No. 4 and Consent, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement as amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment No. 4 and Consent.

(c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment No. 4 and Consent.

(d) Borrowers have no defense, counterclaim or offset with respect to the Loan Agreement.

          7. Effect on the Loan Agreement.

(a) Upon the effectiveness of this Amendment No. 4 and Consent, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(a) The execution, delivery and effectiveness of this Amendment No. 4 and Consent shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

          8. Governing Law. This Amendment No. 4 and Consent shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

          9. Headings. Section headings in this Amendment No. 4 and Consent are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 4 and Consent for any other purpose.

          10. Counterparts; Telecopied Signatures. This Amendment No. 4 and Consent may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement. Any signature delivered by a party via telecopier shall be deemed to be an original signature hereto.

           IN WITNESS WHEREOF, this Amendment No. 4 and Consent has been duly executed as of the day and year first written above.

SYSTEMAX INC.

By: /s/ Steven M. Goldschein
       Name: Steven M. Goldschein
       Title: Senior Vice President

SYSTEMAX MANUFACTURING INC.
GLOBAL COMPUTER SUPPLIES INC.
GLOBAL EQUIPMENT COMPANY, INC.
TIGER DIRECT, INC.
DARTEK CORPORATION
NEXEL INDUSTRIES, INC.
MISCO AMERICA INC.
SYSTEMAX RETAIL SALES INC.
PAPIER CATALOGUES, INC.
CATALOG DATA SYSTEMS, INC.
MILLENNIUM FALCON CORP.
TEK SERV INC.
B.T.S.A., INC.
KEYBOARDMALL.COM INC.

By: /s/ Steven M. Goldschein
       Name: Steven M. Goldschein
       Title: Vice President

JPMORGAN CHASE BANK, formerly known as THE
CHASE MANHATTAN BANK, as Lender and as Agent

By: /s/ Donna M. DiForio
       Name: Donna M. DiForio
       Title: Vice President

(signatures continued on page 10)

TRANSAMERICA BUSINESS CAPITAL CORPORATION,
as Lender and as Co-Agent

By:_______________________________
Its:________________________________

GMAC COMMERCIAL CREDIT LLC,
as Lender

By:_______________________________
Its:________________________________

ACKNOWLEDGED AND AGREED:

SYSTEMAX SUWANEE LLC

BY: SYSTEMAX INC.

By: /s/ Steven M. Goldschein
       Name: Steven M. Goldschein
       Title: Senior Vice President